ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	CORPORATE SECURITY CONSULTANTS, INC.

2.	Registered Agent	[ ] Commercial Registered Agent
	for Service of Process	[ ] Noncommercial Registered Agent OR [X] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
LAWRENCE E. SCHREIBER
		3450 N. HUALAPAI WAY # 2195	Las Vegas	Nevada	89129

3.	Authorized Stock:	75,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	LAWRENCE E. SCHREIBER
	& Addresses,	Name
	of Board of	2550 E. DESERT INN RD., #224	Las Vegas	Nevada	89121
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any legal business purpose

6.	Names, Address	LAWRENCE E. SCHREIBER	/S/ LAWRENCE E. SCHREIBER
	and Signature of	Name	Signature
	Incorporator:	3450 N. HUALAPAI WAY # 2195	Las Vegas	Nevada	89129
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ LAWRENCE E. SCHREIBER		October 9, 2008
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.